Exhibit 10.2

AMENDMENT TO THE

EMPLOYMENT AGREEMENT BETWEEN

MEDTOX SCIENTIFIC, INC., AND JAMES A. SCHOONOVER

The CEO Employment Agreement dated January 1, 2007 between MEDTOX Scientific, Inc., (the “Company”) and James A. Schoonover (the “Executive”) is hereby amended in the following manner, in accordance with Section 13.4 of the Agreement and effective as of January 1, 2009.

1.	Paragraph (a) of Section 7 is amended in its entirety as follows:
(a)

subject to the payment delay under Section 13.9, the Company will pay to Executive the Executive's then current base salary for the twelve (12) month period following the date of the Executive’s Separation from Service (as defined by Treasury Regulation Section 1.409A-1(h)) subject to applicable withholdings and in accordance with the regular payroll practices of the Company and the Company will also pay one times the annual target bonus described in the Executive Incentive Compensation Plan. In the case of a Change in Control, Potential Change in Control, or termination under Section 12.1(b) the payment period for salary continuation will be eighteen (18) months, and in addition a payment of one and one half (1.5) times the target annual bonus currently in effect. Payments under this section do not include the LTIP; and

2.	Paragraph (b) of Section 7 is amended by inserting, “subject to Section 13.9,” at the beginning thereof.

3.	Article XIII is amended by adding a new Section 13.9 as follows:
13.9	409A Compliance

It is intended that any payments made to the Executive under this Agreement that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) will comply with the requirements of Code Section 409A. The terms of this Agreement shall be interpreted in accordance with that intent. Because the Executive is a Specified Employee as defined under Treasury Regulation Section 1.409A-1(i), payments under Section 7(a) will be delayed until the first day after the end of the 6-month period immediately following the date on which the Executive experiences a Separation from Service (as defined by Treasury Regulation Section 1.409A-1(h)) from the Company and such payments will be paid in a lump sum on the first day of the seventh month following Separation from Service. Benefits under Section 7(b), to the extent subject to Code Section 409A, will satisfy the requirements of Treasury Regulation Section 1.409A-3(i)(1)(iv).

MEDTOX SCIENTIFIC, INC. By: /s/ Robert Rudell Robert Rudell Compensation Committee Chairman	/s/ James A. Schoonover James A. Schoonover